Exhibit 10.2

November 7, 2023

Anastasios Konidaris

Re:	Elimination of UP-C Structure / Employment Agreement Amendment

Dear Tasos:

This letter agreement is intended to memorialize our agreement and understanding regarding certain technical amendments to your employment agreement (the “Employment Agreement”) with Amneal Pharmaceuticals, Inc. (“Old Pubco”) and/or Amneal Pharmaceuticals LLC (“OpCo”) in connection with the consummation of the corporate merger transactions, effective as of the date hereof, pursuant to which we are eliminating our umbrella partnership – corporation (“UP-C”) structure.

Effective from and after the date hereof, you shall remain directly employed by OpCo, but your Employment Agreement shall be deemed amended to provide that all references therein to Old PubCo shall be deemed to instead refer to Amneal Pharmaceuticals, Inc. (f/k/a Amneal NewCo Inc.) (“New PubCo”).

Except as expressly set forth herein, all terms and conditions of your Employment Agreement shall continue in full force and effect.

Sincerely,

/s/ Jason Daly

Jason Daly
Senior Vice President, Chief Legal
Officer and Corporate Secretary

Agreed and Accepted:

By:	/s/ Anastasios Konidaris
Anastasios Konidaris

Amneal Pharmaceuticals, 400 Crossing Blvd, Third Floor, Bridgewater, NJ 08807

P. 908.947.3120          F. 908.947.3146

www.amneal.com